                                             EX-99.B(d)wrfsubadv

                             SUBADVISORY CONTRACT

         This agreement is made as of _____________________ by and between
Waddell & Reed Investment Management Company, a corporation organized under the laws of the state of Kansas (the "Adviser"), and Gartmore Morley
Capital Management, Inc., a corporation organized under the laws of
_____________ (the "Sub-Advisor"), on behalf of W&R Capital ProtectionPlus
Fund (the "Portfolio"), a series of W&R Funds, Inc. (the "Investment
Company").
                                 Recitals

    A.   The Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended
(the "1940 Act").

    B.   The Sub-Advisor is an investment adviser registered under the
Investment Advisers Act of 1940, as amended (the "Advisers Act"), and has made all required filings under all applicable state securities laws.

    C.   The Adviser is employed by the Investment Company to act as investment adviser for and to manage, or arrange for the management of, the investment and reinvestment of the assets of the Portfolio, to the extent requested by and subject to the supervision and control of, the Board of
Directors of the Investment Company (the "Board").

    D.   The Adviser desires to retain the Sub-Advisor to render
investment advisory services to the Portfolio.

    E.   The Sub-Advisor is willing to provide investment advisory
services to the Portfolio, in the manner and on the terms and conditions set forth below.

                                 Agreement

         In consideration of the premises and mutual agreements herein contained, it is agreed between the parties as follows:

                                 ARTICLE 1
                       Duties of the Sub-Advisor

    1.1  The Adviser hereby appoints the Sub-Advisor to manage the investment and reinvestment of the assets of the Portfolio entrusted to the
Sub-Advisor hereunder, to the extent requested by and subject to the supervision and control of the Adviser and the Board for the period and upon the terms herein set forth, and the Sub-Advisor accepts such appointment.

    1.2  The Sub-Advisor is hereby authorized and directed and hereby agrees, in accordance with the Sub-Advisor's best judgment and subject to the stated investment objectives, policies and restrictions of the
Portfolio as set forth in the current prospectus and statement of additional information of the Portfolio (including all amendments thereto)
and in accordance with the Investment Company's Articles of Incorporation and Bylaws (collectively, the "Fund Documents"), the 1940 Act and the provisions of the Internal Code of Revenue of 1986, as amended (the
"Code"), relating to regulated investment companies and subject to such resolutions as from time to time may be adopted by the Board and to all guidelines, policies and procedures otherwise adopted by the Investment
Company or the Adviser applicable to the Portfolio to develop, recommend and implement such investment program and strategy for the Portfolio as may from time to time be most appropriate to the achievement of the investment objectives of the Portfolio as stated in the aforesaid prospectus, to provide research and analysis relative to the investment program and investments of the Portfolio, to determine what securities and other financial instruments should be purchased and sold, to monitor on a continuing basis the performance of the securities and other financial instruments held by the Portfolio, and, at Sub-Advisor's expense, to provide or obtain such services as may be necessary in managing, acquiring or disposing of said investments.

    1.3  In connection with its authority and responsibility under Section
1.2 of this Agreement, the Sub-Advisor, at its expense, will identify issuers of wrap contracts and will, on behalf of the Portfolio, negotiate the terms of each wrap contract proposed to be entered into by the
Investment Company with respect to the Portfolio (each, a " Proposed Wrap
Contract"). The Sub-Advisor will use its best efforts to obtain the most favorable terms for the Portfolio in each Proposed Wrap Contract. The Sub-
Advisor will provide to WRIMCO, for WRIMCO's prior review, each Proposed
Wrap Contract which the Sub-Advisor has negotiated and proposes to present to the Board for approval. The Sub-Advisor will manage the Portfolio's assets in accordance the requirements of each wrap contract entered into by the Fund and in effect with respect to the Portfolio (each, a "Wrap
Contract").

    1.4  The Sub-Advisor, at its expense, will make available to the Board and the Adviser, at reasonable times, its portfolio managers and other appropriate personnel in order to review investment policies of the
Portfolio and to consult with the Board and the Adviser regarding the investment affairs of the Portfolio, including economic, statistical and investment matters relevant to the Sub-Advisor's duties hereunder, and will provide the Board or the Adviser periodic reports relating to the investment analysis and portfolio strategies it employs, including periodic reports on the investment performance of the Portfolio. The Sub-Advisor will supply such additional reports and information as the Investment
Company's officers or Board shall reasonably request.

    1.5  The Sub-Advisor will comply with all reasonable requests of the
Adviser or the Investment Company for information, including information required in connection with the Investment Company's filings with the
Securities and Exchange Commission (the "SEC") and state securities commissions. In particular, and without limiting the scope of the preceding sentence, the Sub-Advisor will maintain such disclosure controls and procedures, and upon written request of the Adviser will provide such certifications to the Investment Company or the Investment Company's
officers, as may be reasonable and appropriate to facilitate the Investment
Company's compliance with applicable regulatory requirements, including those imposed under the Sarbanes-Oxley Act of 2002, with respect to the
Portfolio.

     1.6  The Sub-Advisor will place all orders pursuant to its  investment determinations for the Portfolio either directly with the issuer or through broker-dealers selected by Sub-Advisor, except when the Board  specifically directs otherwise. In the selection of broker-dealers and the placement  of orders for the purchase and sale of investments for the Portfolio, the Sub-
Advisor shall use  its best efforts  to obtain for  the Portfolio the  most favorable price and  execution available,  except to the  extent it may  be permitted to pay  higher brokerage commissions  for brokerage and  research services as described below. In using  its best efforts to obtain the  most favorable price and execution  available, the Sub-Advisor, bearing in  mind the Portfolio's best interests at all times, shall consider all factors  it deems relevant, including by way of  illustration:  price, the size of  the transaction, the nature of the market  for the security, the amount of  the commission and dealer's  spread or mark-up,  the timing of the  transaction taking into account  market prices and  trends, the reputation,  experience
and  financial  stability  of  the  broker-dealer  involved,  the   general
execution and operational facilities  of the broker-dealer and the  quality of service rendered by the broker-dealer in other transactions. Subject  to such policies, which will be communicated to the Sub-Advisor, as the  Board may determine, the Sub-Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise  solely by reason of its  having caused the Portfolio  to pay a broker-dealer  that provides brokerage and  research services to  the Sub-Advisor an amount  of commission for effecting  a portfolio investment  transaction in excess  of the amount  of  commission another  broker-dealer  would have  charged  for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission  was reasonable in relation  to the value of  the brokerage and research services  provided by such broker-dealer, viewed  in terms of either  that particular transaction  or the Sub-Advisor's  overall responsibilities with respect to the Portfolio and to other clients of  the
Sub-Adviser as to which the Sub-Advisor exercises investment discretion. In no instance, however, will the  Portfolio's assets be purchased or sold  to
Sub-Advisor  or  any  affiliated  person  of  the  Sub-Advisor,  acting  as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act and as approved by the Adviser. Any such transactions shall be reported quarterly to the Board.

    1.7  In accordance with  procedures adopted by  the Board, as  amended from time to time, the Sub-Advisor will assist in the fair valuation of all the securities and other financial instruments of the Portfolio,  including
Wrap Contracts, and will, at the request of the Adviser, use its reasonable efforts to arrange for the provision of a price or prices from  one or more parties independent  of  the Sub-Advisor  for  each portfolio  security  or instrument for which the Portfolio or  its agent does not obtain prices  in the ordinary course of business from an automated pricing service. The Sub-
Advisor will promptly notify the Adviser, in such manner and by such  means as the  Sub-Advisor and  Adviser shall  agree, if  the Sub-Advisor  becomes aware of any information relating to a security of financial instrument  of the Portfolio, or relating to the issuer of any such security or  financial instrument, that  could materially  affect the  price of  such security  or financial instrument.

    1.8  The Sub-Advisor will  manage the Portfolio's  assets in a  manner consistent  with  initially  achieving  and,  thereafter,  maintaining  the
Portfolio's status as a regulated investment company under Subchapter M  of the Code. The  Sub-Advisor acknowledges  that neither the  Adviser nor  its employees shall be required to evaluate the merits of investment selections or decisions  made  by  the Sub-Advisor  nor  be  required to  approve  the selections or decisions,  nor to confirm  their compliance with  applicable investment policies and restrictions.

    1.9  The Sub-Advisor shall  furnish to the  Board periodic reports  on the investment performance of the  Portfolio and on the performance of  the
Sub-Advisor's obligations  under  this  Agreement  and  shall  supply  such additional reports and information as the Investment Company's officers  or
Board shall reasonably request.

     1.10 The Sub-Advisor will advise the Adviser and, if instructed by the
Adviser, the Portfolio's custodian on a prompt basis each day by electronic telecommunication of each confirmed purchase or sale of a portfolio security specifying the name of the issuer, the full description of the security including its class, amount or number of shares of the security purchased or sold, the market price, the commission, government charges and gross or net price, trade date, settlement date and identity of the clearing broker.

    1.11 The Sub-Advisor will review all proxy solicitation materials, and be responsible for voting and handling all proxies, in relation to the securities held in the Portfolio. The Adviser will instruct the custodian and other parties providing services to the Portfolio to promptly forward misdirected proxies to the Sub-Advisor. The Sub-Advisor shall maintain such proxy voting policies and shall provide to the Adviser or Investment
Company such information about the Sub-Advisor's voting policies and its actual voting of proxies with respect to securities held in the Portfolio as may be reasonably necessary to facilitate the Investment Company's compliance with applicable regulatory requirements regarding disclosure with respect to proxy voting.

    1.12 Nothing in this Agreement shall be implied to prevent (i) the
Adviser from engaging other sub-advisors to provide investment advice and other services in relation to the Portfolio, or a portion of the Portfolio assets, for which the Sub-Advisor does not provide such services, or to prevent the Adviser from providing such services itself in relation to the
Portfolio; or (ii) the Sub-Advisor from providing investment advice and other services to other funds or clients.

    1.13 In the performance of its duties hereunder, the Sub-Advisor is and shall be an independent contractor and except as expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Portfolio, the Investment Company, any other series of the Portfolio or the Adviser in any way or otherwise be deemed to be an agent of the Portfolio, the Investment Company, any other series of the
Portfolio or the Adviser.

                                 ARTICLE 2
               Representations, Warranties and Covenants

    2.1  The Sub-Advisor hereby represents and warrants as follows:

         (a)  The Sub-Advisor is registered with the SEC as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all material applicable provisions of the
Advisers Act and the rules and regulations thereunder;

         (b)  The Sub-Advisor has all requisite authority to enter into, execute, deliver and perform the Sub-Advisor's obligations under this
Agreement;

         (c)  The Sub-Advisor's performance of its obligations under this
Agreement does not conflict with any law, regulation or order to which the
Sub-Advisor is subject.

    2.2  The Sub-Advisor hereby covenants and agrees that, so long as this
Agreement shall remain in effect:

         (a)  The Sub-Advisor shall maintain the Sub-Advisor's
registration as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

         (b)  The Sub-Advisor's performance of its obligations under this
Agreement shall not conflict with any law, regulation or order to which the
Sub-Advisor is then subject;

         (c)  The Sub-Advisor shall at all times comply with the Advisers
Act and the 1940 Act, and all rules and regulations thereunder, and all other applicable laws and regulations, and the Fund Documents and with any applicable procedures adopted by the Board;

         (d)  The Sub-Advisor shall promptly notify the Adviser and the
Board:  (i) upon the occurrence of any event that under federal or state securities laws might disqualify or (ii) prevent the Sub-Advisor from performing its duties under this Agreement; if there are any changes planned or made to the Sub-Advisor's ownership structure; or (iii) the Sub-
Advisor has become the subject of any adverse regulatory action imposed by any regulatory body or self-regulatory organization. The Sub-Advisor further agrees to promptly notify the Adviser of (iv) any pending examination by a regulatory body or self-regulatory organization or of any deficiency letter received by the Sub-Advisor from a regulatory body or self-regulatory organization; or (v) any changes relating to the Sub-
Advisor or the provision of services by the Sub-Advisor that would be required to be disclosed in the Fund Documents;

         (e)  The Sub-Advisor will treat as confidential and proprietary any information or recommendation supplied by the Sub-Advisor in connection with the performance of its obligations hereunder  It is also understood that any information supplied to the Sub-Advisor in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Portfolio, is to be regarded as confidential and for use only by the Sub-Advisor in connection with its obligation to provide investment advice and other services to the Portfolio.

                                 ARTICLE 3
                   Allocation of Charges and Expenses

    3.1  During the term of this Agreement, Sub-Advisor will pay all expenses incurred by it in connection with its activities under this
Agreement. The Sub-Advisor shall not be responsible for expenses incurred by the Portfolio, the Board or the Adviser.

    3.2  The Adviser shall pay to the Sub-Advisor for its services hereunder, and the Sub-Advisor agrees to accept as full compensation therefor, a sub-advisory fee with respect to the Portfolio as set forth on
Schedule A. Such fee shall be accrued daily on the basis of the value of the average daily net assets of the Portfolio and shall be payable monthly.
If the Sub-Advisor shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated accordingly.

                                 ARTICLE 4
               Standard of Care; Limitations of Liability

    4.1  The Sub-Advisor shall give the Portfolio the benefit of the Sub-
Advisor's best judgment and efforts in rendering services under this
Agreement. The Sub-Advisor shall not be liable for loss suffered from or as a consequence of any act or omission of the Sub-Advisor in connection with or pursuant to this Agreement, except for loss resulting from:  (a) willful misfeasance, bad faith or gross negligence on the part of the Sub-Advisor in the performance of its obligations or duties under this Agreement; or
(b) its reckless disregard of its obligations or duties under this
Agreement. Nothing in this Section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

                                 ARTICLE 5
                       Books, Records and Reports

    5.1  The Sub-Advisor shall maintain separate books and detailed records of all matters pertaining to the Portfolio (the "Portfolio's Books and Records"), including without limitation a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Sub-Advisor shall adopt and maintain a code of ethics in accordance with the requirements of, and shall maintain such records in the manner and to the extent required by, Rule 17j-1 under the
1940 Act. The Portfolio's Books and Records shall be available by overnight delivery of copies or for telecopying without delay to the Adviser during any day that the Portfolio is open for business.

    5.2  In compliance with the requirements of Rule 31a-3 under the 1940
Act, the Sub-Advisor agrees that all records it maintains for the Portfolio are the property of the Portfolio and the Investment Company and further agrees to surrender promptly to the Investment Company or the Adviser any such records upon request. The Investment Company or their authorized representative shall have the right to copy any records in the possession of the Sub-Advisor that pertain to the Portfolio. In the event of the termination of this Agreement, the Sub-Advisor shall return all of the
Portfolio's Books and Records to the Investment Company free from any claim or assertion of rights. The Sub-Advisor further agrees to maintain for the
Portfolio the records the Portfolio is required to maintain under Rule 31a-
1(b) insofar as such records relate to the investment affairs of the
Portfolio. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Portfolio.

     5.3  The Sub-Advisor further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as necessary to carry out the purposes for which the information was disclosed to the Sub-Advisor and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Investment Company has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

    5.4  The Sub-Advisor shall furnish the Adviser monthly, quarterly and annual reports concerning transactions and performance of the Portfolio, including information required to be disclosed in the Fund Documents. The
Sub-Advisor shall permit the financial statements, Books and Records with respect to the Portfolio to be inspected and audited by the Investment
Company, the Adviser or their agents at all reasonable times during normal business hours. The Sub-Advisor shall immediately notify and forward to both the Adviser and legal counsel for the Investment Company any legal process served upon it on behalf of the Adviser or the Portfolio. The Sub-
Advisor shall promptly notify the Adviser of any changes in any information concerning the Sub-Advisor of which the Sub-Advisor becomes aware that would be required to be disclosed in the Fund Documents.

                                 ARTICLE 6
                              Use of Names

    6.1  The Sub-Advisor acknowledges and agrees that the names W&R Funds,
Inc., W&R Capital ProtectionPlus Fund and Waddell & Reed Investment
Management Company, and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates; that the
Portfolio, the Investment Company, and the Adviser and their affiliates have the right to use such names, abbreviations and logos; and that the
Sub-Advisor shall use the names W&R Funds, Inc., W&R Capital ProtectionPlus
Fund and Waddell & Reed Investment Management Company, and associated abbreviations and logos, only in connection with the Sub-Advisor's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Sub-Advisor agrees to obtain prior written approval from the Adviser, which approval shall not be unreasonably withheld or delayed, before using or referring to
W&R Funds, Inc., W&R Capital ProtectionPlus Fund and Waddell & Reed
Investment Management Company, or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit the Sub-Advisor from referring to the performance of the Portfolio in the
Sub-Advisor's marketing material as long as such marketing material does not constitute "sales literature" or "advertising" for the Funds, as those terms are used in the rules, regulations and guidelines of the SEC and the
National Association of Securities Dealers, Inc.

    6.2  The Sub-Advisor acknowledges that the Portfolio, the Investment
Company and their agents may use the "Gartmore Morley" or "Gartmore Morley
Capital Management" names in connection with accurately describing the activities of the Portfolio, including use with marketing and other public promotional and informational material relating to the Portfolio with the prior written approval of the Sub-Advisor, which approval shall not be unreasonably withheld or delayed. In the event that the Sub-Advisor shall cease to be the investment sub-advisor of the Portfolio, then the Portfolio at its own or the Adviser's expense, upon the Sub-Advisor's written request:  (i) shall cease to use the Sub-Advisor's name for any commercial purpose; and (ii) shall use its best efforts to cause the Investment
Company's officers and directors to take any and all actions which may be necessary or desirable to effect the foregoing. The Adviser agrees to take any and all reasonable actions as may be necessary or desirable to effect the foregoing and Sub-Advisor agrees to allow the Portfolio and its agents a reasonable time to effectuate the foregoing.

                                 ARTICLE 7
                            Indemnification

    7.1  The Sub-Advisor agrees to indemnify and hold harmless the
Adviser, the Investment Company, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Adviser and each person, if any, who, within the meaning of Section 15 of the
Securities Act of 1933, as amended (the "1933 Act"), controls ("controlling person") the Adviser, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser, the Investment Company or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the
Advisers Act, under any other statute, at common law or otherwise, arising out of Sub-Advisor's responsibilities as a sub-advisor of the Portfolio (i)
to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Sub-Advisor, any of the Sub-Advisor's employees, agents or representatives or any affiliate of or any person acting on behalf of the Sub-Advisor, or (ii) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund Documents or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Sub-Advisor to the Adviser, the Investment Company  or any
affiliated person of the Adviser or the Investment Company expressly for use in the Fund Documents, or upon verbal information confirmed by the Sub-
Advisor in writing expressly for use in the Fund Documents, or (iii) to the extent of, and as a result of, the failure of the Sub-Advisor to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the 1940 Act; provided, however, that in no case is the
Sub-Advisor's indemnity in favor of the Adviser or any affiliated person or controlling person of the Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

    7.2  The Adviser agrees to indemnify and hold harmless the Sub-
Advisor, any affiliated person of the Sub-Advisor and each controlling person of the Sub-Advisor against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Sub-Advisor or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the
Adviser's responsibilities as investment manager of the Portfolio (i) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Adviser, any of the Adviser's employees or representatives or any affiliate of or any person acting on behalf of the
Adviser, or (ii) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Adviser other than in reliance upon written information furnished by the Sub-Advisor, or any affiliated person of the Sub-Advisor, expressly for use in the Fund
Documents or other than upon verbal information confirmed by the Sub-
Advisor in writing expressly for use in the Fund Documents; provided, however, that in no case is the Adviser's indemnity in favor of the Sub-
Advisor or any affiliated person or controlling person of the Sub-Advisor deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

    7.3  No series of the Investment Company shall be liable for the obligations of any other series of the Investment Company.

                                 ARTICLE 8
               Duration and Termination of this Agreement

    8.1  This Agreement shall continue in effect until _____________ [not more than two years] and thereafter from year to year only so long as such continuance is specifically approved at least annually by:  (a) the Board or a vote of the holders of a majority of the Portfolio's outstanding voting securities; and (b) a majority of those Board members who are not interested persons of the Investment Company, the Adviser or the Sub-
Advisor voting in person at a meeting called for the purpose of voting on such approval.

    8.2  This Agreement may be terminated at any time, without penalty, by vote of the Board or by vote of the holders of a majority of the
Portfolio's outstanding voting securities, or by the Adviser or the Sub-
Advisor, on not less than 60 days' written notice to the other party. This
Agreement shall automatically terminate in the event of its assignment.

                                 ARTICLE 9
                               Amendment

         This Agreement may not be amended without the affirmative vote
(a) of a majority of those Board members who are not interested persons of the Investment Company, the Adviser or the Sub-Advisor and (b) to the
extent required by the 1940 Act, of the holders of a majority of the outstanding shares of the Portfolio. Notwithstanding anything herein to the contrary, this Agreement may be amended by the parties without the vote or consent of shareholders of the Portfolio to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the
Adviser or Sub-Advisor shall be liable for failing to do so.

                                 ARTICLE 10
                                Notices
         Any notice shall be sufficiently given when sent by registered or certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Sub-Advisor:

         If to the Adviser:

                         Waddell & Reed Investment Management Company
                         6300 Lamar Avenue
                         P.O. Box 29217
                         Shawnee Mission, Kansas 66201-9217
                         Attn:  Henry J. Herrmann, President
                         cc:  Kristen Richards, Associate General Counsel

                                 ARTICLE 11
                        Miscellaneous Provisions

    11.1 The terms "assignment," "affiliated person", "access person" and
"interested person", when used in this agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding voting securities" of the Portfolio means the lesser of:  (a) 67% or more of the shares of the Portfolio entitled to vote present at a meeting if the holders of more than 50% of such shares are present or represented by proxy; or (b) more than 50% of the shares of the Portfolio entitled to vote.

    11.2 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Kansas without regard to conflicts of law principles or precedents. This Agreement shall be subject to the provisions of the Act, the 1940 Act and the Securities
Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the
SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

    11.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby.

    11.4 The captions in this agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

    11.5 Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC)
and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions completed thereby.

                             WADDELL & REED INVESTMENT MANAGEMENT
                              COMPANY.
                             By:__________________________________
                                Henry J. Herrmann

                             Title: President and Chief Investment Officer

                             GARTMORE MORLEY CAPITAL
                             MANAGEMENT, INC.

                             By:__________________________________
                             Title:_______________________________

                                 SCHEDULE A

                                 TO THE
               W&R FUNDS, INC. CAPITAL PROTECTIONPLUS FUND
                         SUB-ADVISORY AGREEMENT
                                 BETWEEN
              WADDELL & REED INVESTMENT MANAGEMENT COMPANY
                                   AND
                GARTMORE MORLEY CAPITAL MANAGEMENT, INC.

    As compensation pursuant to section 3.2 of the Sub-Advisory Agreement between Waddell & Reed Investment Management Company ("the Adviser") and
Gartmore Morley Capital Management, Inc. (the "Sub-Advisor"), the Adviser
shall pay the Sub-Advisor a sub-advisory fee, computed daily and paid monthly, at the following percentage rates of the average daily net assets under management by the Sub-Advisor:

0.25% of net assets up to $200 million
0.15% of net assets over $200 million and up to $500 million
0.05% of net assets over $500 million